UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On August 26, 2024, the Board of Directors of American Battery Technology Company (the “Company”) appointed Steven Wu to serve as Chief Operating Officer of the Company, effective September 16, 2024.

Mr. Wu, 35, is an industry expert in the scale up of manufacturing operations and has extensive, direct experience in the automotive and technology sectors serving at global companies such as Rivian, Nuro, Uber, and Apple. He will be leading the scale up of the Company’s internally developed technologies within the critical battery materials manufacturing space, the building of organizational and operational structures, the driving of operational efficiency, and the setting and achieving of strategic milestones. He currently serves as the Director of Product, Programs, Systems, and Triage for Rivian Automotive, Inc., and before that was the Head of New Product Introduction, Manufacturing, and Quality & Strategic Partnerships at Nuro, Inc. Mr. Wu has a degree in Electrical and Computer Engineering from Rutgers University.

There is no arrangement or understanding between Mr. Wu and any other persons, pursuant to which he was selected as Chief Operating Officer. Mr. Wu has not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Wu and any director or executive officer of the Company.

On August 26, 2024, the Company entered into an Offer Letter (the “Offer Letter”) with Mr. Wu, pursuant to which Mr. Wu will be an at-will employee of the Company. Pursuant to the Offer Letter, Mr. Wu will receive an annual base salary of $300,000. In addition, Mr. Wu is eligible to receive a one-time signing bonus of Restricted Stock Units (“RSUs”) equal to $500,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, which will vest on the last day of the fiscal quarter following the first year anniversary of his employment. Additionally, subject to achieving certain performance milestones, Mr. Wu is eligible to receive bonus compensation of (i) bonus cash set at 75% of his base salary and (ii) RSUs equal to $750,000 divided by the 20-day trailing volume-weighted average price prior to September 16, 2024, and $1,500,000 worth of warrants with a five-year expiration of a quantity and exercise price as calculated by Black-Scholes as of September 16, 2024. The foregoing descriptions of the Offer Letter are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference.

Departure of Chief Operating Officer

On August 20, 2024, Andrés Meza submitted his notice of intent to resign as Chief Operating Officer of the Company, effective September 1, 2024 (the “Resignation Date”). In connection with his resignation, Mr. Meza and the Company entered into a resignation and general release agreement, dated August 26, 2024 (the “Release Agreement”). Mr. Meza’s departure is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Release Agreement provides that Mr. Meza is eligible to receive, subject to required deductions and withholdings, (i) any earned but unpaid cash salary through the Resignation Date; (ii) awarded, but unvested, equity compensation scheduled to vest within ninety (90) days from the Resignation Date; (iii) any unpaid cash bonus owed to Mr. Meza; and (iv) reimbursement for legitimate business expenses.

Mr. Meza will also receive, subject to required deductions and withholdings: (i) payments equal to twelve (12) months of his base cash salary from the Resignation Date; and (ii) payment of the COBRA premiums for continued health coverage for a period of six (6) months. Under the Release Agreement, the foregoing shall constitute all payments owed to Mr. Meza under the twelve (12) month option noncompete period set forth in the Offer Letter (the “Meza Offer Letter”) between the Company and Mr. Meza dated January 3, 2023, related to the Company’s right to prohibit employment or business activity that violates restrictive covenants or any other noncompete restrictions in the Meza Offer Letter. In addition, Mr. Meza’s aforementioned salary continuation shall cease immediately upon Mr. Meza’s acceptance of, and the Company’s express written consent to, new employment or Mr. Meza’s initiation of activity to form a new business or enterprise.

Subject to the foregoing, Mr. Meza will forfeit any other form of compensation, including but not limited to equity compensation not vested as of ninety (90) days of the Resignation Date. Any vested but unexercised options or warrants granted to Mr. Meza shall expire as set forth in each such instrument, and the Release Agreement shall not cause an earlier expiration of such instruments. Pursuant to the Release Agreement, subject to certain exceptions, the Company and Mr. Meza have also agreed, on behalf of themselves and their respective related parties, to a release of any claims.

The foregoing description of the terms and conditions of the Release Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Offer Letter, dated August 26, 2024, between American Battery Technology Company and Steven Wu
10.2	Release Agreement, dated August 26, 2024, between American Battery Technology Company and Andrés Meza
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: August 26, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer